                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.

                                 October 9, 2001
                Date of Report (Date of Earliest Event Reported)

                                  CDX.com, Inc.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 0-9735

       Colorado                                        84-0771180
(State of Incorporation)                        (I.R.S. Employer I.D. No)

                     7920 Norfolk Avenue, Bethesda, MD 20814
                    (Address of Principal Executive Offices)

                                 (301) 215-9510
              (Registrant's Telephone Number, Including Area Code)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

                  None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

        DataStream Global Communications (CDXX on Pink Sheets) announced October
11, 2001 that its Pensat, Inc. subsidiary has filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code as an initial step in executing a financial restructuring of the company. The petition was filed on October 9,
2001 in the United States Bankruptcy Court for the District of Columbia.

        The company stated that current conditions facing the national economy and in particular the telecom and financial markets, have created an environment in which it has been unsuccessful in securing the financing necessary to meet on-going business expenses in the USA, the management terminated operations in the USA and filed its voluntary petition for chapter 11 relief.

        The company emphasized that although it has ceased it USA based operations, its international subsidiaries in Spain, Brazil and Syria continue to operate as usual and are expected to remain as on-going businesses. Management stated that it elected to enter into a chapter 11 reorganization in order to facilitate obtaining new financing for growth of its international subsidiaries.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None

Item 5. OTHER EVENTS

        None.

Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS

        None.

                                       1

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of businesses acquired.

            None

        (b) Pro forma financial information.

            None

        (c) Exhibits:

            None

Item 8.  CHANGE IN FISCAL YEAR

            None.

                                       2

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CDX.com, Inc.

                                   By:/s/ Philip A. Veruto
                                      Philip A. Veruto, Chief Financial Officer

                                   October 24, 2001